SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") is made as of the 3rd day of January, 2003.

BETWEEN:

CAPITAL RESERVE CANADA LIMITED, a body corporate having an office in the City of Calgary, in the Province of Alberta
(hereinafter called the "Sublessor")

-and-

CANADA CHEMICAL CORPORATION, a body corporate having an office in the City of Calgary, in the Province of Alberta
(hereinafter called the "Sublessee")

WHEREAS by written Lease Agreement dated the 30th day of August, 2000 which was amended by Amendment to Lease dated the 7th day of September, 2000 (hereinafter collectively called the "Head Lease") between Capital Reserve Corporation (now Fact Corporation) and the Sublessor, the Sublessor leased a portion of the building loczated at 335-25th Street S.E., Calgary, Alberta; and legally described as Lot 3, Block 3, Plan #9211584, Calgary, Alberta (hereinafter referred to as the "Leased Premises");

AND WHEREAS the Sublessee has offered to sublease a portion of the Leased Premises from the Sublessor on the terms and conditions set out herein;

AND WHEREAS this Indenture constitutes a Sublease Agreement (the "Agreement") between the parties hereto and it is the intent of the parties to this Sublease that it be a Net Sublease to the Sublessor except as expressly otherwise set out herein;

NOW THEREFORE in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

  RECITALS

The above recitals are true and shall form an integral part of this Agreement.

  PREMISES

  Sublessor subleases to Sublessee those premises comprising Seven Hundred and Twenty-Seven point Twenty Seven (727.27) rentable square feet, as outlined in red on the floor plan attached hereto as Schedule "A" (the "Sub-leased Premises") on the terms and conditions outlined herein.

  TERM

3.1 Sublessee subleases the Sub-Leased Premises for a term of Twelve (12) months commencing the 1st day of January, 2003, (the "Commencement Date") and expiring on the 31st day of December, 2003.

3.2 Provided the Sublessee pays the Basic Rent and Additional Rent as and when due and punctually observes and performs all of the applicable terms, covenants and conditions contained in the Head Lease, the Sublessee shall have the option to renew this Sublease for a further period of One (1) Year upon written Notice to the Sublessor at least Three (3) Months prior to the expiration of the original Term on the same terms and conditions as this Sublease except for this Option to Renew and the Basic Rent for the renewal period which shall be not more than ten (10%) percent of the last Basic Rent agreed to by the Sublessor and Sublessee. If the Sublessee and Sublessor are unable to agree on the Basic Rent, the same shall be decided by arbitration pursuant to the Arbitration Act S.A. 1991 (c) A-43.1 (as amended). In the event that this option is not exercised in accordance with the foregoing, this option shall be null and void.

3.3 The Sublessee shall be permitted access upon the occurrence of the following:

a) the Sublessee's execution and delivery of this Agreement to the Sublessor;

b) approval of this Agreement by the Sublessor;

c) consent to this Agreement by the Lessor; and

d) Sublessee's delivery to Sublessor and Lessor of a certificate of insurance evidencing the Sublessee's placement of insurance in respect of the Sub-leased Premises in accordance with the provision of clause five (5) hereof.

3.4 The Sublessee shall not carry out any alterations to the Sub-leased Premises or do any leasehold improvements until the Lessor has approved the plans and specifications for same in writing in accordance with the Head Lease.

3.5 Sublessee's use and occupation of the Sub-leased Premises shall be in accordance with the applicable terms of the Head Lease, a true copy of which is attached hereto as Schedule "F" and forms a part hereof.

4. RENT

During the Term, Sublessee shall pay Rent as per Schedule "B" attached hereto ("Rent") and such Rent shall be payable in equal monthly instalments on the first (1st) day of each month by Sublessee to the Sublessor in advance without deduction.

5. INSURANCE

Sublessee shall take out and keep in force such insurance coverage as is provided in the Head Lease unless the Sublessor and the Sublessee agree in writing to alternate coverage.

6. EXISTING INPROVEMENTS

Sublessee shall sublease the Sub-leased Premises on an "as is" basis.

7. USE OF SUB-LEASED PREMISES

The Premises shall be used for the purpose of Laboratory Services and shall be operated continuously throughout the Term by the Sublessee under the operating name of Canada Chemical Corporation.

8. NOTICE

Any notice herein required to be given by either party to the other shall be sufficiently given if delivered or if sent by first class mail, postage prepaid or if sent by facsimile, as follows:

- Sublessor:

Capital Reserve Canada Limited
1530-9th Ave S.E.
Calgary, Alberta T2A 7H8
Facsimile: (403) 272-3620
Attention: W. Scott Lawler

- Sublessee:

Canada Chemical Corporation
335-25th St S.E.
Calgary, Alberta T2A 7H8
Facsimile: (403)
Attention: Conrad Ayasse

Either party may change it address for notice by delivery of a notice to that effect to the other party.

9. SIGNAGE

The Sublessee shall be entitled to and be bound by the signage provisions as are set forth in the Head Lease.

10. ATTACHMENTS

The Schedules referred in this Sublease and attached hereto are deemed to be incorporated herein and include the following:

- Schedule "A" Building Floor Plan outlining in red the Sub-leased Premises
- Schedule "A1" Lab Space and Agreed Rentable Area
- Schedule "B" Basic Annual Rent and Proportionate Share
- Schedule "C" Lessor's Consent
- Schedule "D" Special Conditions
- Schedule "E" Head Lease

11. DEFINITIONS

The definitions set forth in the Head Lease shall apply to this Sublease.

12. TIME OF ESSENCE

Time shall be of the essence of this Sublease.

13. GOODS AND SERVICES TAX

Unless otherwise noted, amounts quoted on this Sublease do not include Goods and Services Tax ("GST"). The Sublessee and the Sublessor agree to pay all applicable GST at the same time and place as any other payments due hereunder.

14. CONDITIONS

Both parties acknowledge that this Sublease is conditional upon the following:

    Sublessor's Conditions

      Consent by the Lessor to subleas the Sub-leased Premises as attached hereto as Schedule "C"

      Approval by the Sublessor of the Sublessee's financial status. The Sublessee agrees to provide the Sublessor with credit references and such other financial information relating to the Sublessee as the Sublessor may request and the Sublessee consents to the Sublessor making such inquiries as it deems necessary to satisfy this condition.

Unless otherwise stated, if written notice waiving the above conditions is not received by the respective party within the time period stipulated, this Sublease shall be null and void and of no further force and effect.

15. ENTIRE AGREEMENT

It is understood and agreed that neither the Sublessor nor its agents have made any covenants, representations, agreements, warranties or condition in any way relating to the subject matter of this Sublease, whether expressed or implied, collateral or otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon the Sublessor or the Sublessee unless reduced to writing and signed by each of them. This Sublease shall be governed and construed in accordance with the laws of the Province of Alberta.

16. COVENANT OF SUBLESSEE

The Sublessee shall perform, observe, keep and comply with each and every covenant, proviso, condition, agreement and obligation imposed upon the Sublessor pursuant to the Head Lease to the same extent as though the Sublessee was the original Lessee thereof except that all monies payable thereunder as rent or otherwise shall be paid to the Lessor by the Sublessor.

17. ACCEPTANCE

Sublessee does hereby accept this Sublease of the above-described interest in the Building to be held by it as Sublessee subject to the conditions, restrictions, and covenants above set forth.

IN WITNESS WHEREOF the parties hereto have affixed their respective corporate seals, if available, duly attested by the hand of their respective authorized officers in that regard as of the date first above written.

CAPITAL RESERVE CANADA LIMITED (Sublessor)
/s/ Megan Powell Witness	Per: /s/ Jacqueline Danforth
Per: /s/ W. Scott Lawler

CANADA CHEMICAL CORPORATION (Sublessee)
/s/ Dan Koyich Witness	Per: /s/ Conrad Ayasse Per: _____________

SCHEDULE "A"

BUILDING FLOOR PLAN

  [Graphic of Floor Plan]

SCHEDULE "A1"

LAB SPACE AND AGREED RENTABLE AREA

  [Graphic of Lease Space]

Common Area: Washrooms 12.45 Sq Ft. and Entrance Use: 60.42 Sq. Ft

Total Rentable Area: 727.27 Sq. Ft.

SCHEDULE "B"

BASIC ANNUAL RENT

FROM	TO	AREA (sq. ft.)	$/SQ.FT./ YR.	PER MONTH	PER PERIOD
January 1, 2003	October 31, 2003	727.27	$12.00	$727.27	$7,272.70
November 1, 2003	December 31, 2003	727.27	$14.00	$848.48	$1,696.96

Excludes GST

PROPORTIONATE SHARE OF OPERATING COSTS AND PROPERTY TAXES

During the Term of this Sublease and renewals thereof the Sublessee shall pay to the Sublessor the Sublessee's proportionate share of Operating and Maintenance Costs and Property Taxes all as defined in the Head Lease. It is understood and agreed that these costs are estimated at Eight Dollars and Sixty-Eight Cents ($8.68) per rentable square foot for the year 2003 resulting in a monthly payment in 2003 of Five Hundred and Twenty-Six Dollars and Six Cents ($526.06) (plus GST).

It is further understood and agreed that janitorial and all other costs due under this Sublease are the responsibility of the Sublessee and are in addition to the Basic Annual Rent and the Sublessee's proportionate share of costs as described above.

EQUIPMENT RENTAL COSTS

During the term of this Sublease and renewals thereof the Sublessee shall pay to the Sublessor the amount of $242.42 per month plus GST for the rental of the laboratory equipment in the Sub-lease Premises.

SCHEDULE "C"

LESSOR'S CONSENT

The Lessor hereby consents to the within Sublease to the Sublessee as written and, save as aforementioned, the covenants in the Head Lease prohibiting assignment or subleasing without the Lessor's written consent thereto shall remain in full force and effect. It is further understood that this consent does not release the Sublessor from any of its obligations under the Lease.

DATED the 3rd day of January, 2003.

FACT CORPORATION
(Lessor)

Per: Jacqueline Danforth

SCHEDULE "D"

SPECIAL CONDITIONS

      The Sublessee covenants and agrees it will not register this Sub-lease in the Land Titles Office but it shall be entitled to register a caveat in respect thereof at its sole cost and expense, provided however, in the event the Lessor requires such caveat to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the demised premises or the lands, then the Sublessee shall execute promptly any certificate or other instrument which may from time to time be requested by the Lessor to give effect to the provisions of this Paragraph.

      It is understood and agreed that the Lessor agrees to the Sublessor providing one parking stall to the Sublessee during the Term of this Sublease at no charge to the Sublessee.

SCHEDULE "E"

HEAD LEASE